Exhibit 99.1

CEDC and Russian Standard Agree to Revised Transaction

CEDC Receives Access to up to $65 Million in Funding

Russian Standard to Assume Oversight Responsibility for CEDC Operations

CEDC to Appoint Chief Executive Officer

Mt. Laurel, New Jersey – December 28, 2012 – Central European Distribution Corporation (NASDAQ: CEDC) announced today that it has agreed to a revised transaction with Russian Standard (through its affiliate, Roust Trading Ltd. (“RTL”)). This agreement represents a renewed commitment by Russian Standard to a strategic alliance with CEDC and is an important vote of confidence in the future success of CEDC’s business. The agreement also addresses the ongoing management of CEDC, with directors nominated by Russian Standard taking responsibility for CEDC’s operations through a newly-formed committee of the CEDC Board of Directors. A special committee led by CEDC directors unaffiliated with Russian Standard will retain control of any restructuring of CEDC’s capital structure. This amended transaction is intended to stabilize CEDC’s business and to pave the way for CEDC to address its balance sheet issues in an orderly fashion.

Under the revised terms, Russian Standard has:

•	released restrictions on $50 million in cash previously invested in CEDC, making such funds available for working capital and general corporate purposes,

•	agreed to provide a new $15 million revolving credit facility to CEDC, and

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agreed to provide up to $107 million in new capital to CEDC (reduced by the commitment under the new revolving credit facility) subject to and conditional upon an overall restructuring of CEDC’s capital structure that is acceptable to CEDC and Russian Standard.

In turn, CEDC has:

•	created an Operational Management Committee of the CEDC Board of Directors to be led by Mr. Tariko,

•	created a Restructuring Committee of the CEDC Board of Directors to be led by non-Russian Standard directors,

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appointed Grant Winterton as Chief Executive Officer of CEDC, effective January 10, 2013. Mr. Winterton is the current General Manager of the Russian Alcohol Group - a CEDC subsidiary. Mr. Winterton has over 20 years of experience working in marketing, sales and general management positions for Campbells Soup (Australia), The Coca-Cola Company (Australia, Russia, Ukraine, China), Wimm Bill Dann (Russia) and Red Bull (Russia). Mr. Winterton has lived in Russia for over 10 years, working in the consumer goods industry, and has extensive working experience across the Russia, Ukraine, Belarus and CIS markets. He joined CEDC as General Manager of the Russian Alcohol Group in April 2012.

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agreed to call an annual shareholders’ meeting as soon as practicable to vote on a slate of directors agreed between CEDC and Russian Standard and to decide if Russian Standard nominees will comprise a majority of the CEDC Board of Directors.

CEDC and Russian Standard are implementing these revised terms pursuant to a binding term sheet signed today, which modifies the Amended and Restated Securities Purchase Agreement and Amended and Restated Governance Agreement between CEDC and RTL. These two agreements will terminate with automatic effect on January 21, 2013, and, from today, CEDC will be permitted to have restructuring discussions and negotiations with the holders of CEDC’s outstanding debt obligations. These revised terms also represent a settlement of the issues between CEDC and Russian Standard stemming from, among other things, the restatement of CEDC’s financial statements for its 2010 and 2011 fiscal years in October of this year, with CEDC and RTL agreeing to mutually release all claims and causes of action and not to bring any legal action against the other under either agreement for matters arising prior to today.

CEDC and Russian Standard believe that these revised terms constitute a mutually beneficial way of addressing CEDC’s near-term funding and operational issues while also committing CEDC and Russian Standard to work together to address CEDC’s long-term capital requirements, including a restructuring of its current debt obligations. In that regard, CEDC and Russian Standard also believe that the changes to CEDC’s corporate governance comprise an appropriate component of CEDC’s strategy.

Terms of the Revised Transaction

Effective immediately, RTL has released contractual restrictions on $50 million in cash previously invested in CEDC to allow CEDC to use this cash for working capital and general corporate purposes, and committed to make available a $15 million revolving credit facility to CEDC (drawable no earlier than February 1, 2013), subject to definitive documentation and the provision of reasonably satisfactory security by CEDC. Russian Standard has also committed to provide CEDC with up to $107 million of new capital (reduced by the amount of the commitment under the new revolving credit facility) subject to and conditional upon an overall restructuring of CEDC’s capital structure that is acceptable to CEDC and Russian Standard.

In exchange, CEDC will provide guarantees and liens on assets of its subsidiaries in respect of the debt currently evidenced by $50 million of senior CEDC notes held by Russian Standard. In addition, CEDC has agreed to certain corporate governance changes, including:

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The creation of an Operational Management Committee to oversee all day-to-day business and operational management of CEDC with CEDC management to report directly to this committee. The Operational Management Committee will consist of Mr. Roustam Tariko, Mr. Scott Fine and another CEDC board member nominated by Russian Standard.

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The creation of a Restructuring Committee with full responsibility for all matters related to any restructuring of CEDC’s capital. The Restructuring Committee will consist of three non-Russian Standard directors and Mr. Roustam Tariko.

•	The appointment of Grant Winterton, the current Chief Executive Officer of the Russian Alcohol Group - a CEDC subsidiary, as Chief Executive Officer of CEDC effective January 10, 2013.

CEDC and Russian Standard have also reached agreement on the slate of directors to be proposed at the next annual general meeting of CEDC shareholders, which will be convened as soon as practicable. The slate of directors will consist of three directors nominated by Russian Standard and three directors nominated by non-Russian Standard directors. In addition, shareholders will be given the opportunity to elect a seventh director from among two candidates, one nominated by Russian Standard and one by the non-Russian Standard directors.

Finally, CEDC and Russian Standard have agreed that the Amended and Restated Securities Purchase Agreement and the Amended and Restated Governance Agreement by and between CEDC and RTL will automatically terminate on January 21, 2013 and to mutually release all claims and causes of action (and not to bring any legal action against the other) under either agreement for matters arising prior to today.

About Central European Distribution Company

CEDC is one of the world’s largest producers of vodka and Central and Eastern Europe’s largest integrated spirit beverage company. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with brands such as Concha y Toro, among others.

About Russian Standard Corporation

Russian Standard Corporation is one of Russia’s most successful private companies with business interests in premium vodka, spirits distribution, banking and insurance. Russian Standard Vodka is the global leader in authentic Russian premium vodka and the only Russian global brand with sales in over 75 markets around the world. Its 2011 sales exceeded 2.6 million 9-liter cases. Roust Inc. is one of Russia’s leading premium spirits distributors, representing such well-known brands as Gancia, Rémy Martin, Metaxa, St Remy, Cointreau, Jagermeister, Molinari, Whyte & Mackay, and Dalmore. In 2011, Russian Standard acquired a 70% stake in Gancia SPA, the legendary Italian wine-making company that created the first Italian sparkling wine. With 2000 hectares of vineyards, 5 million kilograms of grapes vinified, Gancia produces around 25 million bottles of sparkling wine, wines and aperitifs each year. Russian Standard Bank is the largest privately owned financial institution in Russia and is a leader in the Russian consumer finance market, including consumer loans and credit cards. Since 1999 the Bank has been setting new standards in consumer banking, with over 25 million clients, over US$45 billion in loans granted and 35 million credit cards issued. Russian Standard Bank is the exclusive issuer and service provider for American Express and Diners Club International cards in Russia.

Russian Standard Corporation has over 19,000 employees working in offices in Moscow, St Petersburg, New York, Paris, London and Kiev. The total assets of Russian Standard Corporation exceed US$5 billion.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements about the expected effects of the CEDC management changes announced and statements about the terms of the revised agreement with RTL, including the availability of the new revolving credit facility and the additional capital to be provided, statements about our ability to meet our near-term funding requirements and statements about our revised governance arrangement with RTL and the operational effects thereof on our business. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, meeting the relevant conditions to the availability of the new revolving credit facility and implementing the requested security and guarantee arrangements, our ability to agree an overall restructuring of CEDC’s capital structure, our ability to access our existing lines of credit, and our ability to effectively implement and maintain the revised corporate governance arrangement with RTL.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the United States Securities and Exchange Commission (the “SEC”).

Additional Information

CEDC will file copies of the term sheet with the SEC on a Form 8-K to which investors should refer for additional information on the terms of the revised transaction.

In connection with its proposed annual general meeting, CEDC will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of CEDC. CEDC STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND RELATED MATTERS. CEDC stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http:// www.sec.gov. In addition, documents filed by CEDC are available at the SEC’s public reference room located at 100F Street, N.E. Washington, D.C. 20594. CEDC stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request to Brian Morrissey, US General Counsel, at 3000 Atrium Way, suite 265, Mt. Laurel, NJ 08054, telephone (856) 273-6980 or from CEDC’s website, www.cedc.com.

CEDC and certain of its respective directors and executive officers and Roust Trading Ltd. and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the annual general meeting under the rules of the SEC. Information about the directors and executive officers of CEDC is included in the definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on March 26, 2011 and subsequent current reports on Form 8-K filed with the SEC. Shareholders may obtain additional information regarding the interests of CEDC and its directors and executive officers in the matters to be considered at the annual general meeting, which may be different than those of CEDC shareholders generally, by reading the proxy statement and other relevant documents regarding the annual general meeting, when filed with the SEC.

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Contact

David Bailey

Interim Chief Executive Officer

Central European Distribution Corporation

48-22-456-6106

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061

Oleg Yegorov

Russian Standard Corporation

7-495-967-0990

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